UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORETHOUGHT VARIABLE INSURANCE TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GLOBAL ATLANTIC WILSHIRE DYNAMIC CONSERVATIVE ALLOCATION PORTFOLIO  GLOBAL ATLANTIC WILSHIRE DYNAMIC GROWTH ALLOCATION PORTFOLIO

IMPORTANT SHAREHOLDER INFORMATION

Please vote promptly

Dear [Name of Contract Owner]:

We recently sent you proxy materials concerning important proposals regarding your Portfolios, which will be considered at a Special Meeting of Shareholders on December 7, 2018 at One Financial Plaza, 755 Main Street, 24th Floor, Hartford, Connecticut 06103. This letter was sent to you because you held shares in the Portfolios on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Special Meeting on December 7, 2018.  The Portfolios’ Board of Trustee recommends that you vote “For” the proposals as described in the Proxy Statement that was previously sent to you.

The Notice of Special Meeting of Shareholders, Proxy Statement, Summary Prospectus and the form of voting instruction card are available on the Internet at www.globalatlantic.com.

VOTING IS QUICK AND EASY
Read the enclosed materials and vote by one of these three options:

Vote Online	Vote by Mail	Vote by Phone

Visit the website noted on the enclosed proxy voting card and follow the instructions	Mail your signed proxy voting card(s) in the postage-paid envelope	Call the toll-free number printed on the enclosed proxy voting card and follow the automated instructions. Available 7 days a week 24 hours a day.

Thank you for your attention to this matter.

Sarah M. Patterson

Secretary

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